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                                                                      EXHIBIT 99
                             MERCHANTS BANCORP, INC.
                              100 NORTH HIGH STREET
                              HILLSBORO, OHIO 45133

                                  NEWS RELEASE


CONTACTS:                                            FOR IMMEDIATE RELEASE
PAUL W. PENCE, JR.                                   AUGUST 10, 2005
PRESIDENT
937.393.1993

JAMES D. EVANS
EXECUTIVE VICE PRESIDENT
937.393.1993


        MERCHANTS BANCORP, INC. TO ENGAGE IN "GOING-PRIVATE" TRANSACTION

         Hillsboro, Ohio. Citing increased costs related mainly to compliance with new provisions under the Sarbanes-Oxley Act of 2002, Merchants Bancorp, Inc. has announced it will be engaging in what is commonly referred to as a "going private transaction." The purpose of the transaction will be to deregister the Company's shares with the Securities and Exchange Commission (the "SEC"). Deregistration will require the Company to reduce its record number of shareholders to below 300 and will allow the Company to cease filing reports with the SEC. Deregistration will also significantly reduce the Company's other compliance costs, which primarily include auditing and legal fees, as well as internal costs associated with document preparation and review, and managerial oversight. The Company has estimated that its compliance costs for the 2005 and 2006 reporting years would be approximately $340,000 and $400,000, respectively.

         Speaking on behalf of the Board of Directors, the Company's President, Paul W. Pence, Jr., stated that "The Board firmly believes that continuing to remain a public company in today's regulatory environment is just not warranted, especially given the Company's very limited trading activity." Mr. Pence added that "The proposed transaction represents the best possible way for the Company to retain its profitability, independence, and viability in the face of ever rising compliance costs."

         The Company's Board has structured the going private transaction as follows:

    - Shareholders owning 100 or fewer common shares of the Company will receive $23.00 in cash for each share held;
    - Shareholders owning more than 100 but fewer than 1,500 common shares of the Company will have the option of choosing between $23.00 in cash or the receipt of a



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         proposed new class of non-voting preferred stock of the Company called
         "Series A Preferred Stock"; and
    - Shareholders owning 1,500 or more common shares of the Company will retain their common shares without change.

            The proposed transaction is subject to shareholder approval, and the Company expects to hold a special meeting during the fourth quarter of 2005 to allow shareholders to consider and vote on the matter.

            Merchants Bancorp, Inc., through its banking subsidiary Merchants National Bank, serves the southern Ohio counties of Highland, Madison and Fayette.


FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because they will include words such as "believes," "anticipates" or "expects," or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, Merchant Bancorp's ability to complete the going private transaction in a timely manner or at all, the failure of Merchant Bancorp's shareholders to approve the proposed transaction, the risk that the cost savings from the proposed transaction may not be fully realized or may take longer to realize than expected, and other factors discussed in the Company's filings with the SEC. Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

THIS RELEASE IS NOT A REQUEST FOR A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SECURITIES. THE PROPOSED TRANSACTION WILL BE SUBMITTED TO SHAREHOLDERS OF MERCHANTS BANCORP, INC. FOR THEIR CONSIDERATION. THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC, A COPY OF WHICH WILL BE SENT TO ALL CURRENT SHAREHOLDERS. YOU ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT MERCHANTS BANCORP, INC., AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT CAN BE OBTAINED, WHEN AVAILABLE AND WITHOUT CHARGE, BY DIRECTING A REQUEST TO MERCHANTS BANCORP, INC., C/O MERCHANTS NATIONAL BANK, 100 N. HIGH STREET, HILLSBORO, OHIO 45133, ATTN:
NANCY HENDRICKSON.